                               [PFPC LOGO]


                                                                    Exhibit h(4)

                                              Charles D. Curtis, Jr.
                                              Director
                                              Fund Accounting and Administration

February 1, 2001


Mr. Michael Pignataro
Director
Credit Suisse Asset Management
466 Lexington Avenue
New York, NY 10017-3140

Re: Revised Fee Schedule

Dear Mike,

This letter constitutes our agreement to amend the fees charged by PFPC Inc. to the Warburg Pincus Funds/Credit Suisse Institutional Funds and the DLJ Funds effective February 5, 2001 and February 1, 2001, respectively. The funds covered by this agreement and their associated fee schedules are listed and described in following attachments.

If the foregoing accurately sets forth our agreement, and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

Very truly yours,

PFPC Inc.


By: /s/ Charles D. Curtis, Jr.
   -------------------------------------
Name: Charles D. Curtis, Jr.
Title: Vice President


Accepted:                                    Accepted:

Warburg Pincus Funds/Credit Suisse           DLJ Funds
Institutional Funds

By: /s/ Michael Pignataro                    By: /s/ Brian Kammerer
   -------------------------------------        --------------------------------
Name: Michael Pignataro                      Name: Brian Kammerer
Title: Treasurer                             Title: Vice President

Attachments:








PFPC INC.
--------------------------------------------------------------------------------
400 Bellevue Parkway, Wilmington, DE 19809 - Tel 302-791-1791 - Fax 302-791-3265

WARBURG PINCUS AND CREDIT SUISSE DOMESTIC EQUITY FUNDS
CURRENT FEE SCHEDULE - 02/05/2001

                                                       ACCOUNTING AND
                                                     ADMINISTRATION FEES
                                                 -------------------------------
Balanced Fund                                    First $500 Million      7.5 BPS
Capital Appreciation Fund                        Next $1 Billion         6.5 BPS
Emerging Growth Fund                             Over $1.5 Billion       5.5 BPS
Focus Bond
INSTITUTIONAL FUND:
  Warburg Pincus Post-Venture Portfolio
  Small Company Growth Portfolio
  Value Portfolio
Long-Short Market Neutral
Small Company Growth Fund
Small Company Value Fund
WARBURG PINCUS TRUST:
  Emerging Growth Portfolio
  Value Portfolio
  Small Company Growth Portfolio
Institutional U.S. Core Equity Fund
Value Fund

PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty six months of operation.

The funds will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

WARBURG PINCUS FIXED INCOME FUNDS
Current Fee Schedule - 02/05/2001


                                                Accounting and
                                             Administration Fees
                                        ----------------------------
First Income Fund                       First $150 Million    7 BPS
Global Fixed Income Fund                Next $150 Million     6 BPS
High Yield Fund                         Over $300 Million     5 BPS
Intermediate Maturity Government Fund
Municipal Bond
New York Intermediate Municipal Fund
WARBURG PINCUS TRUST II:
  Fixed Income Portfolio
Institutional U.S. Core Fixed Income Fund



PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty six months of operation.

The funds will also reimburse PFPC or its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

WARBURG PINCUS AND CREDIT SUISSE INTERNATIONAL EQUITY FUNDS
CURRENT FEE SCHEDULE - 02/05/2001

                                                       ACCOUNTING AND
                                                     ADMINISTRATION FEES
                                                 -------------------------------
Emerging Markets Fund                            First $500 Million        8 BPS
European Equity                                  Next $1 Billion           7 BPS
Global Financial Services                        Over $1.5 Billion         6 BPS
Global Health Sciences Fund
Global New Technologies
Global Post-Venture Capital Fund
Global Telecommunications
INSTITUTIONAL FUND:
  Emerging Markets Portfolio
  International Equity Portfolio
International Equity Fund
Institutional International Growth Fund
International Small Company Fund
Japan Growth Fund
Japan Small Company Fund
Major Foreign Markets Fund
WARBURG PINCUS TRUST:
  Emerging Markets Portfolio
  Global Post Venture Capital Portfolio
  International Equity Portfolio

PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty six months of operation.

The funds will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

WARBURG PINCUS MONEY MARKET FUNDS
Current Fee Schedule - 02/05/2001


                                                   ACCOUNTING AND
                                                  ADMINISTRATION FEES
                                             ----------------------------
Cash Reserve Fund*                           First $500 Million    7 BPS
New York Tax Exempt Fund*                    Next $1 Billion       6 BPS
WorldPerks Money Market Fund**               Over $1.5 Billion     5 BPS
WorldPerks Tax Exempt Money Market Fund**


PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty six months of operation.

The funds will also reimburse PFPC or its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

*These funds will continue to pay BIMC an additional Six Basis Points for the Sub-Advisory services provided by BIMC.

**From its Advisory Fees CSAM pays BIMC a fee of Six Basis Points.

CREDIT SUISSE WARBURG PINCUS DOMESTIC EQUITY FUNDS
CURRENT FEE SCHEDULE - 02/01/2001

                                                       ACCOUNTING AND
                                                     ADMINISTRATION FEES
                                                 -------------------------------
Value                                            First $500 Million      7.5 BPS
Blue Chip                                        Next $1 Billion         6.5 BPS
Strategic Growth                                 Over $1.5 Billion       5.5 BPS
Technology
Small Company Value

PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty six months of operation.

The funds will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

CREDIT SUISSE WARBURG PINCUS FIXED INCOME FUNDS
CURRENT FEE SCHEDULE - 02/01/2001

                                                       ACCOUNTING AND
                                                     ADMINISTRATION FEES
                                                 -------------------------------
Fixed Income II Fund                             First $150 Million        7 BPS
Municipal Trust                                  Next $150 Million         6 BPS
High Income                                      Over $300 Million         5 BPS

PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty six months of operation.

The funds will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

CREDIT SUISSE WARBURG PINCUS INTERNATIONAL EQUITY FUNDS
CURRENT FEE SCHEDULE - 02/01/2001

                                                       ACCOUNTING AND
                                                     ADMINISTRATION FEES
                                                 -------------------------------
International Equity II                          First $500 Million        8 BPS
Developing Markets                               Next $1 Billion           7 BPS
                                                 Over $1.5 Billion         6 BPS

PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty six months of operation.

The funds will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

CREDIT SUISSE WARBURG PINCUS MONEY MARKET FUNDS
CURRENT FEE SCHEDULE - 02/01/2001

                                                       ACCOUNTING AND
                                                     ADMINISTRATION FEES
                                                 -------------------------------
U.S. Government Money                            First $500 Million        7 BPS
Municipal Money                                  Next $1 Billion           6 BPS
                                                 Over $1.5 Billion         5 BPS

PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty six months of operation.

The funds will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.